LOAN AGREEMENT

THIS LOAN AGREEMENT (this "Agreement") is made this __ day of _______, 2009 by and between California Gold Corp., a Nevada corporation (“Borrower”), and ____________ (“Lender”).

WITNESSETH:

WHEREAS, to provide Borrower with sufficient working capital to enable Borrower to fulfill its accounting obligations incident to its business, Lender has agreed to provide Borrower with a temporary loan in the principal amount of $2,500.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender, intending to be legally bound, agree as follows:

ARTICLE I – LOAN

1.1. Loan. Lender agrees, on the terms and conditions of this Agreement, to make a loan to Borrower in the amount of Two Thousand Five Hundred Dollars ($2,500) (the “Loan”).

1.2. Repayment. The Loan shall be repaid at the initial closing of a private placement to be conducted by Borrower.  The private placement shall involve the sale of 10,000,000 shares of Borrower’s common stock at a price of $0.125 per share or an aggregate of $1,250,000.

ARTICLE II - MISCELLANEOUS

2.1. Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties.

2.2. Governing Law/Venue.  This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements entered into and to be performed entirely within New York.  Any dispute or controversy concerning or relating to this Agreement shall be exclusively resolved in the federal or state courts located in the City, County and State of New York.

2.3. Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

2.4. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Seller and Buyer.

IN WITNESS WHEREOF, the undersigned have executed, or caused to be executed on their behalf by an agent thereunto duly authorized, this Agreement as of the date first above written.

BORROWER:

CALIFORNIA GOLD CORP.

By:
Name: James Davidson
Title: President, Treasurer, Chief Executive
Officer, Chief Financial Officer and Director

LENDER:

Name: